Exhibit 99.1

Clearway Enterprise Announces Agreements for 1.6 GW Portfolio of Renewable Energy Assets

PRINCETON, NJ and SAN FRANCISCO, CA— December 22, 2020— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (“CWEN”, “Company”) and its renewable development partner and parent company, Clearway Energy Group LLC (“CEG”), today announced agreements providing for CWEN’s co-investment in a 1,204 MW portfolio of renewable energy projects developed by CEG consisting of i) 1,012 MW from five geographically diversified wind, solar, and solar plus storage assets under development and ii) the 192 MW Rosamond Central solar project which is expected to commence operations by the end of the year. Additionally, the parties amended the existing partnership agreement for the 419 MW Mesquite Star wind project providing CWEN an additional 27.51% of the project’s cash flows after the first half of 2031.

Approximately 90% of the generation from the projects are contracted with a diverse group of primarily investment grade counterparties, including utilities and load serving entities, Fortune 500 corporations, commercial & industrial customers, and financial institutions, and the portfolio has a greater than 14-year blended average contract length. Subject to closing adjustments and the projects achieving certain milestones, CWEN expects to invest approximately $214 million in corporate capital by the end of 2022. Based on the current expected timing of the projects achieving COD, CWEN expects, before corporate financing costs, the asset CAFD contribution from the investments to be immaterial in 2021, approximately $9 million in 2022, and $20 million on a 5-year average basis beginning on January 1, 2023.

"Our commitment to invest in this portfolio of renewable energy and battery storage projects will add geographic and technological diversification at CWEN," said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “We are pleased to achieve this important milestone in collaboration with our development partner and look forward to working together on future accretive portfolio investments.”

“We are thrilled to successfully complete our largest portfolio transaction to date with Clearway Energy, Inc.,” said Craig Cornelius, Chief Executive Officer at Clearway Energy Group LLC. “This geographically diverse 1.6 GW portfolio of wind, solar, and energy storage projects represents the economic opportunity of renewable energy in every corner of this country. Taken together, more than 2,500 American jobs will be created to build and operate these clean energy assets, which will go on to supply clean and low-cost power to hundreds of thousands of households and businesses across the United States. Today’s agreement with our investment partners will be pivotal in our continued ability to provide clean energy at the scale of our country’s demand while helping to deliver on investors’ growing interest in climate change solutions.”

The assets included in the portfolio are:

Asset	Technology Type	MW1	CWEN Cash Allocation %[2]	State	Target Financial Closing
Additional Interest in Mesquite Star	Wind	419	50%	TX	Closed
Rosamond Central	Solar	192	50%	CA	Closed
Mesquite Sky	Wind	345	50%	TX	2H21
Black Rock	Wind	110	50%	WV	2H21
Waiawa	Solar/Storage	36	50%	HI	1H22
Mililani	Solar/Storage	39	50%	HI	1H22
Daggett Solar	Solar/Storage	482	25%	CA	2H22

Under the portfolio partnership agreements, CWEN will act as managing member. The remaining interest in the cash equity partnerships will be owned by Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong”) (NYSE: HASI), a leading investor in climate solutions.

On December 21, 2020, CWEN acquired its 50% cash equity interest in Rosamond Central for $23 million and completed the amendment for the additional interest in Mesquite Star. The Mesquite Sky wind farm in Texas and the Black Rock wind farm in West Virginia will commence construction in the coming weeks. Definitive agreements relating to the Daggett, Waiawa, and Mililani projects remain subject to certain conditions and the review and approval by CWEN’s Independent Directors.

CEG will serve as the long-term site operator and asset manager, ensuring continuity of performance and community engagement over the life of each project.

About Clearway Energy, Inc.

Clearway Energy, Inc. is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

About Clearway Energy Group

Clearway Energy Group is leading the transition to a world powered by clean energy. Along with our public affiliate, Clearway Energy, Inc., we own and operate more than 5 gigawatts of wind, solar, and energy storage assets in 26 states, offsetting the equivalent of nearly 8.8 million metric tons of carbon emissions for our customers, and we are developing a pipeline of new renewable energy projects nationwide. With another 2.5 gigawatts of thermal energy systems and conventional power owned by our public affiliate, we’re also helping provide reliable and sustainable energy to thousands more customers across the country. Clearway Energy Group is headquartered in San Francisco, CA with offices in Carlsbad, CA; Scottsdale, AZ; Houston, TX; and Princeton, NJ. For more information, visit clearwayenergygroup.com.

1 MW capacity is subject to change prior to COD; excludes 395 MW/1,580 MWh of co-located storage assets at Daggett, Waiawa, and Mililani

2 The 50% cash allocation percentage for Mesquite Star represents CWEN’s total cash allocation percentage in the project inclusive of its September 1, 2020 acquisition of its initial interest in the project.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding impacts related to COVID-19 or any other pandemic, the benefits of the relationship with Global Infrastructure Partners III (GIP) and GIP’s expertise, the Company’s future relationship and arrangements with GIP and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 or any other pandemic, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com copies of materials it files with, or furnishes to, the Securities Exchange Commission.

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Contacts:

Investors:	Media:
Akil Marsh	Zadie Oleksiw
investor.relations@clearwayenergy.com	media@clearwayenergy.com
609-608-1500	202-836-5754

Appendix Table A-1: Adjusted EBITDA and Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Estimated Cash Available for Distribution and provides a reconciliation to Net Income/(Loss):

($ in millions)	2022	5-Year Average 2023-2027
Net Income	$21	$85
Interest Expense, net	3	14
Depreciation, Amortization, and ARO Expense	7	8
Adjusted EBITDA	31	107
Cash interest paid	(3)	(14)
Cash from Operating Activities	28	93
Net distributions to non-controlling interest	(16)	(48)
Maintenance Capital Expenditures	-	(3)
Principal amortization of indebtedness	(3)	(22)
Estimated Cash Available for Distribution	$9	$20

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of September 30, 2020 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that were not able to distribute project dividends prior to PG&E's emergence from bankruptcy on July 1, 2020 and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.

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